EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Flag Financial Corporation on Form S-4, of our report, dated March 16, 2005, relating to First Capital Bancorp, Inc. and subsidiaries for the year ended December 31, 2004, appearing in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
August 11, 2005